EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lafayette Bancorporation (No. 333-89851), of our report, dated January 25, 2001, on the consolidated financial statements of Lafayette Bancorporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which report is incorporated by reference in this Form 10-K.

                                       /s/ Crowe, Chizek and Company LLP
                                           Crowe, Chizek and Company LLP


March 27, 2001
Indianapolis, Indiana

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